UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

MASSBANK Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-15137	04-2930382
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

123 Haven Street, Reading, Massachusetts 01867

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 662-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 31, 2005, the Audit Committee of the Board of Directors of MASSBANK Corp. (the “Company”) replaced KPMG LLP (“KPMG”) as the Company’s independent registered public accountants with Parent, McLaughlin & Nangle. KPMG resigned as the Company’s independent registered public accountants as of such date. The reports issued by KPMG on the Company’s financial statements for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and through the date hereof, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report of the Company’s financial statements for such years; and there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosure to KPMG prior to the filing of its original report regarding the change in Certifying Public Accountant on Form 8-K on April 5, 2005. Attached as Exhibit 16.1 hereto is a copy of a letter from KPMG dated April 8, 2005 stating that KPMG agrees with such statements.

On March 31, 2005, the Company engaged Parent, McLaughlin & Nangle to serve as the Company’s independent registered public accountants for the fiscal year ended December 31, 2005. During the fiscal years ended December 31, 2004 and December 31, 2003, and through the date hereof, the Company did not consult with Parent, McLaughlin & Nangle with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title

16.1	Letter from KPMG LLP dated April 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MASSBANK Corp.

Dated: April 11, 2005	By:	/s/ Reginald E. Cormier
		Name:	Reginald E. Cormier
		Title:	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

16.1	Letter from KPMG LLP dated April 8, 2005